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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  November 22, 1999



                         ADDvantage Media Group, Inc.
            (Exact name of Registrant as specified in its charter)



    Oklahoma                      1-10799                    73-1351610
    --------                      -------                    ----------
 (State or other             (Commission File             (I.R.S. Employer
 jurisdiction of                  Number)                Identification No.)
  incorporation)


                            808 North 16/th/ Street
                            Broken Arrow, Oklahoma
                            ----------------------
                   (Address of principal executive offices)

                                     74012
                                     -----
                                  (Zip code)

                                (918) 251-9121
                                 -------------
             (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On November 22, 1999, ADDvantage Media Group, Inc. (the "Registrant"), TULSAT Corporation, an Oklahoma corporation ("TULSAT"), Lee CATV Corporation, a Nebraska corporation and wholly-owned subsidiary of the Registrant ("Lee"), Diamond W Investments, Inc., a Nebraska corporation ("Diamond"), and
Randy L. Weideman and Deborah R. Weideman as shareholders of Diamond (the "Shareholders") entered into an Agreement and Plan of Merger (the "Agreement"). The merger and other transactions contemplated by the Agreement were consummated the same day. Pursuant to the Agreement, Diamond was merged into Lee. Lee was the surviving corporation and the outstanding shares of Diamond were converted into 27,211 shares of the Registrant's Series C Convertible Preferred Stock, par value $1.00 per share, with a stated value of $36.75 per share (which are convertible into shares of the Registrant's common stock at a price of $3.675 per share) and a promissory note in the amount of $271,093.54. The amount and nature of the merger consideration was arrived at through an arm's-length transaction. As a result of this transaction, Diamond became a wholly-owned subsidiary of Lee.

Immediately, prior to the merger, Diamond declared and distributed a dividend of cash and property to the Shareholders. In total, Diamond distributed $450,000 in cash and certain property including accounts receivable, leasehold improvements and equipment and a 1996 Dodge Ram 2500 Pickup Truck.

As contemplated by the Agreement, Lee entered into a lease agreement with Randy L. Weideman and Deborah R. Weideman on November 22, 1999
("Lease Agreement"). The Lease Agreement covers the real property and improvements used by Diamond as its headquarters, has a five year term and calls for rentals payable to the lessors of $900.00 per month. On November 22, 1999, Lee also entered into an employment agreement with Randy L. Weideman and a noncompete agreement with Deborah R. Weideman.

Diamond was established in 1986 as a full service repair and sales center, selling new and refurbished cable equipment, designing, pre-wiring, installing and repairing along with FCC Proof of Performance on all types of headend equipment. Diamond built its reputation on high-quality with prompt turn around in repairs and technical training for their customers. The Registrant intends for Lee to continue Diamond's existing operations.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements.

None required.

(b) Pro Forma Financial Information.

None required.

(c) Exhibits.


The Exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      ADDvantage Media Group, Inc.


Dated:  December 2, 1999		By:   \s\   Kenneth A. Chymiak
 						                               Kenneth A. Chymiak, President


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                            EXHIBIT INDEX


Exhibit Number                          Description


2.1 ................    The Agreement and Plan of Merger, dated as
                        of November 22, 1999, by and among
                        ADDvantage Media Group, Inc., TULSAT
                        Corporation, Lee CATV Corporation, Diamond W
                        Investments, Inc., Randy L. Weideman and
                        Deborah R. Weideman

4.1.................   	Certificate of the Designation, Preferences,
                        Rights and Limitations of ADDvantage Media
                        Group, Inc. Series C Convertible Preferred
                        Stock as filed with the Secretary of State of Oklahoma on November 22, 1999

10.1 ...............   	Lease Agreement, dated November 22, 1999, by
                        and between Randy L. Weideman and Deborah R.
                        Weideman and Lee CATV Corporation

10.2 ...............    Employment Agreement, dated as of November 22, 1999,
                        by and between Lee CATV Corporation,
                        Randy L. Weideman and TULSAT Corporation

10.3 ...............   	Noncompete Agreement, dated as of November 22, 1999,
                        by and between Lee CATV Corporation and
                        Deborah R. Weideman